AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1998 REGISTRATION NO. 33-______


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              DATA I/O CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)

             Washington                                   91-0864123
             ----------                                   ----------
    (STATE OR OTHER JURISDICTION                       (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)

10525 Willows Road N.E., Redmond, Washington              98073-9746
--------------------------------------------              ----------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


                 DATA I/O CORPORATION 1986 STOCK OPTION PLAN,
                    AMENDED AND RESTATED AS OF MAY 13, 1997
                    ---------------------------------------
                           (FULL TITLE OF THE PLAN)


                                JOEL S. HATLEN
             VICE PRESIDENT OF FINANCE AND CHIEF FINANCIAL OFFICER
                             DATA I/O CORPORATION
                            10525 WILLOWS ROAD N.E.
                        REDMOND, WASHINGTON 98073-9746
                        ------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (425) 881-6444
                                --------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM             PROPOSED
       TITLE OF                                        OFFERING PRICE               MAXIMUM                 AMOUNT OF
      SECURITIES              AMOUNT TO BE                  PER                    AGGREGATE               REGISTRATION
   TO BE REGISTERED            REGISTERED                SHARE (2)              OFFERING PRICE               FEE (1)
----------------------------------------------------------------------------------------------------------------------------
    common stock,               300,000
  without par value             shares                     $5.35                  $1,605,000                $473.48
============================================================================================================================

(1) THE PROSPECTUS WHICH CONSTITUTES PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO SHARES OF DATA I/O CORPORATION COMMON STOCK COVERED BY EARLIER REGISTRATION STATEMENTS (REGISTRATION STATEMENT NOS. 33-02254, 33-03958, 33-54422 AND 33-95608).

(2) THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE AND THE REGISTRATION FEE WERE CALCULATED IN ACCORDANCE WITH RULE 457(H) UNDER THE ACT BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES FOR DATA I/O CORPORATION COMMON STOCK ON MARCH 23, 1998, AS QUOTED BY THE NASDAQ NATIONAL MARKET SYSTEM, WHICH WAS $5.35 PER SHARE.

                              Page 1 of 20 pages

                     Exhibit Index is located on page II-5.

                                    PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                   STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed or to be filed with the Commission by the registrant are incorporated by reference in this registration statement.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1997, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in (a) above.

     (c) The description of the Company's Common Stock contained in a registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (Registration No. 0-10394).

     (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

Not Applicable

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

None

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Washington Business Corporation Act includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his acts or omissions as a director, except for those acts or omissions involving intentional misconduct or a knowing violation of law, certain unlawful distributions or a transaction whereby the director received a personal benefit to which he was not legally entitled. The Company's Restated Articles of Incorporation includes a provision implementing the allowed limitations on a director's liability to the Company or its shareholders.

The Washington Business Corporation Act (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Pursuant to its Amended & Restated Bylaws, the Company will indemnify its officers, directors and other persons described in Section 23B.08.510 of the Washington Business Corporation Act to the full extent permitted by law. The Company maintains insurance for this purpose. Such insurance generally insures the directors and officers against claims due to any breach of duty, neglect, error, misstatement, misleading statement, omission or other act solely by reason of their being directors and officers, and for acts, errors and omissions by them in the provision of professional services to the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable

ITEM 8.   EXHIBITS.

Exhibit Number  Exhibit
--------------  -------
     4.1        Data I/O Corporation 1986 Stock Option Plan, Amended and Restated
                  as of May 13, 1997
     5.1        Opinion of Heller Ehrman White & McAuliffe
    23.1        Consent of Heller Ehrman White & McAuliffe (See Exhibit 5.1)
    23.2        Consent of Ernst & Young LLP, Independent Auditors
      24        Power of Attorney (See page II-4 of this Registration Statement)

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulations S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 24th day of March, 1998.

                                   DATA I/O CORPORATION

                                   By: /s/ Joel S. Hatlen
                                      -----------------------------------------
                                      Joel S. Hatlen, Vice President of Finance
  and Administration

                                 POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James J. David and Joel S. Hatlen, or either of them, his attorney-in-fact, with the power of substitution for him, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                             Title                                          Date
           ---------                             -----                                          ----
/s/ James J. David                President (Principal Executive Officer)                  March 24, 1998
--------------------------------
James J. David

/s/ Frances M. Conley             Chairman of the Board                                    March 24, 1998
--------------------------------
Frances M. Conley

/s/ Edward D. Lazowska            Director                                                 March 24, 1998
--------------------------------
Edward D. Lazowska

/s/ Keith L. Barnes               Director                                                 March 24, 1998
--------------------------------
Keith L. Barnes

/s/ Paul A. Gary                  Director                                                 March 24, 1998
--------------------------------
Paul A. Gary

/s/ Joel S. Hatlen                Vice President of Finance, Chief Financial Officer,      March 24, 1998
--------------------------------  Secretary and Treasurer (Principal Financial and
Joel S. Hatlen                    Principal Accounting Officer)

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number                                 Exhibit                                   Page
--------------                                 -------                                   ----
     4.1            Data I/O Corporation 1986 Stock Option Plan, Amended and
                      Restated May 13, 1997
     5.1            Opinion of Heller Ehrman White & McAuliffe
    23.1            Consent of Heller Ehrman White & McAuliffe (see Exhibit 5.1)
    23.2            Consent of Ernst & Young LLP, Independent Auditors
    24              Power of Attorney (See page II-4 of this Registration Statement)